Exhibit 10.1
AMENDMENT TO AMENDED AGREEMENT
OCTOBER 1, 2014
The Amended Agreement effective as of January 25, 2005 between LSI INDUSTRIES INC. ("LSI") and ROBERT J. READY ("Ready") (which amended in its entirety an Agreement between such parties entered into on September 3, 2003) is hereby amended as follows:
1.            The first three sentences of paragraph 1 of the Amended Agreement are hereby deleted and replaced with the following:
"Ready's transition from fulltime employment shall commence on such date as Ready shall be notified in writing that LSI has hired a Chief Operating Officer.  Thereafter, for the next three years, Ready shall remain an active employee of LSI and receive the same benefits furnished to senior executive officers of LSI.  As compensation for his continued employment, Ready shall be paid in each year at annual rates of 60%, 50% and 40%, respectively, of the average of his last five full fiscal years' compensation; provided, however, for the period between October 1, 2014 and March 31, 2015, Ready shall be paid at the same rate that he is being paid as of this date.  Thereafter, for the next six months, he will be paid at the 60% rate set forth above and in subsequent years as set forth above."
2.            Concurrently with the execution of this Amendment, Ready will resign as Chief Executive Officer of LSI and its subsidiaries and LSI's Board of Directors will appoint him as LSI's Executive Chairman.

3.            Upon the Board's acceptance of the "plan of action" to be submitted to the Board prior to April 1, 2015 by LSI's new Chief Operating Officer, Ready will resign as Executive Chairman and relocate his office to a new location in LSI's headquarters designated by the Company.  Ready shall continue as Chairman of the Board until further action by the Board.

4.            Except as specifically modified herein, the terms and conditions of the Amended Agreement are ratified and confirmed as of this date.
IN WITNESS WHEREOF, LSI and Ready have executed this Amendment to Amended Agreement on the date set forth above.

LSI INDUSTRIES INC.

By: /s/ Ronald S. Stowell

/s/ Robert J. Ready
Robert J. Ready